Exhibit 99.3

Execution Version: November 25, 2015

Debtor-in-Possession Term Loan/ Lender Sponsored Transaction

Term Sheet

Borrowers:	Axion International Holdings, Inc., and its affiliates, including but not limited to Axion International, Inc. and Axion Recycled Plastics Incorporated (collectively, the “Borrowers”).

Guarantors:	None

Lender:	Plastic Ties Financing LLC or its assigns (the “Lender”).

DIP LOAN

Type:	Debtor-in-Possession Term Loan (the “DIP Loan”) and potential emergence transaction as part of the Borrowers’ voluntary chapter 11 bankruptcy cases filed in the District of Delaware (the “Cases”).

Bankruptcy Status:	With the exception of the Pre-Petition Advance (defined below), a precondition to the funding of the DIP Loan is that the voluntary chapter 11 cases filed by each of the Borrowers in the United States Bankruptcy Court for the District of Delaware (the “Court”) shall remain pending. The date on which the Cases were filed in the Court is the “Petition Date”.

Commitment:

Up to a maximum of $2.2 million (the “Commitment”), available in accordance with the Approved Budget (as defined below) commencing after entry of the Interim Order (as defined below); provided, however, that $200,000 of the Commitment may be advanced prior to the Petition Date (the “Pre-Petition Advance”), which Pre-Petition Advance shall be repaid from the first DIP-Loan advance made by Lender after the Petition Date.

Funding after the Petition Date will occur on a period basis to be agreed to by the parties.

The Commitment is net of the interest, fees, costs and expenses of the DIP Lender, which are included in the DIP Loan pursuant to the terms of this Term Sheet. The rights of Debtors and parties in interest to object to the reasonableness of the legal fees of DIP Lender are preserved.

Interim Disbursement:	Upon entry of an interim financing order by the Court under Bankruptcy Code § 364(c) and (d) (in form and substance agreeable to the Borrowers and the Lender) (the “Interim Order”), up to $700,000 of the Commitment shall be funded by the Lender pursuant to the terms of the Approved Budget (as defined below) (the “Interim Disbursement”); $200,000 of which will be used to repay the Pre-Petition Advance.

Execution Version: November 25, 2015

Final Disbursement:	Upon entry of a final financing order by the Court under Bankruptcy Code § 364(c) and (d) (in form and substance agreeable to the Borrowers and Lender) (the “Final Order”), up to the maximum balance of the Commitment shall be made available by the Lender pursuant to the terms of the Approved Budget (the “Final Disbursement”); it being anticipated that up to $700,000 will be advanced for the week of January 8, 2016, and that up to $600,000 will be advanced for the week of February 5, 2016 (assuming the closing on the sale of the Debtors’ assets has not occurred and the DIP Loan has not matured and is otherwise not in default).

Funding Date:

Funding under the DIP Loan in accordance with the Approved Budget with respect to the Interim Disbursement shall begin as soon as practicable after the entry of the Interim Order, but no later than one (1) business day after entry of such order (the “Interim Closing Date”).

Funding of the DIP Loan in accordance with the Approved Budget with respect to the Final Disbursement shall begin as soon as practicable after the entry of the Final Order, but no later than two (2) business days after entry of such order (the “Final Closing Date”).

The DIP Loan shall be governed by the Interim Order and the Final Order (the “DIP Orders”), this Term Sheet (which is binding after entry of the Interim Order and the order on the Bid Procedures until superseded by the DIP Credit Agreement, as defined herein), a loan agreement between the Lender and the Borrowers (with all related documentation, the “DIP Credit Agreement”), and such other documents and agreements required by the Lender (collectively, the “Loan Documents”).

As evidence of (and to enforce its rights under) the DIP Loan, Lender may rely on this Term Sheet, the Interim Order and the Final Order in its sole discretion. Borrowers shall promptly execute and deliver any such additional Loan Documents as Lender may reasonably request from time to time.

Use of Proceeds:

Proceeds of the DIP Loan shall be utilized as follows: (i) general working capital and operational expenses; (ii) administration of the Cases (in each case of (i) and (ii), in accordance with thecash flow budget prepared by the Borrowers and approved by the Lender, in form and substance acceptable to the Lender on a line-by-line basis (the “Approved Budget”); and (iii) costs, expenses, closing payments, and all other payment amounts contemplated herein.

Execution Version: November 25, 2015

The Approved Budget shall include forecasts of revenues and receipts, expenses (including restructuring expenses and expenses arising on account of the Cases including Professional Fees), statements of cash flows, and applicable assumptions, prepared by the management and/or financial advisors of the Borrowers; such Approved Budget may be updated and revised by the Borrowers from time to time in form and substance satisfactory to the Lender, and upon approval of such revised budget, it shall become the Approved Budget.

On the first and fifteenth day of each month, the Borrowers shall update the Approved Budget on rolling basis and shall deliver a variance analysis with respect to the Borrowers’ actual revenue, collections and expenses during the prior period measured on a line item basis against the Approved Budget and indicate whether it is in substantial compliance with the Approved Budget and the terms of the DIP Loan, in each case in form and substance satisfactory to the Lender. In connection with delivery of each periodically updated Approved Budget, the Borrowers shall clearly identify to the Lender any changes made from the prior Approved Budget.

Carveout:	The liens (including the Priming Lien (as defined below)), security interests, and Superpriority Administrative Expense Claims (as defined below) granted in favor of the Lender in connection with the DIP Loan shall be subject to a carveout (the “Carveout”) for (i) the payment of any unpaid fees payable pursuant to 28 U.S.C. § 1930 (including, without limitation, fees under 28 U.S.C. § 1930(a)(6)), (ii) the fees due to the Clerk of the Court, and (iii) the payment of all professional fees incurred during the Cases provided they are within the amounts on a cumulative basis for any period covered by the Approved Budget prior to the occurrence of an Event of Default (as defined below) under the DIP Loan, but that remain unpaid as of such date, in an amount not to exceed the aggregate amount set forth in the Approved Budget (without regard to any permitted variance under the Approved Budget) for the time period up to the date of an Event of Default. Other than the Carveout and as set forth in the Approved Budget, the DIP Loan shall not otherwise be subject to any carveout for professional fees.

Interest:	Twelve percent (12%) per annum (the “Interest”). Interest shall be due and payable monthly in cash in arrears.

Default Interest:	Upon the occurrence of an Event of Default (as defined below) and during the continuation of such default, interest shall accrue on the outstanding amounts at two (2%) in excess of applicable interest rate (the “Default Interest).

Execution Version: November 25, 2015

Costs/ Expenses:	The Borrowers shall reimburse the Lender for all reasonable costs and expenses incurred in connection with (i) the DIP Loan (including legal fees and expenses incurred in connection with the origination, funding, documentation, prosecution and administration of the DIP Loan), (ii) the DIP Loan Obligations (as defined below) and (iii) any expense reimbursement the Borrowers are obligated to pay pursuant to the terms of the APA as part of the Lender Sponsored Transaction (as defined below), including, without limitation, legal fees, advisor fees, consultant fees, costs and expenses, collateral valuations, appraisals, surveys, field examinations, third party diligence, lien searches, filing fees, and all other out-of-pocket costs and expenses in any way related to the DIP Loan, the DIP Loan Obligations and the enforcement and collection thereof (collectively, the “Costs and Expenses”). In the event that the DIP Loan is not consummated, the Lender shall have the right to seek reimbursement of all reasonable Costs and Expenses incurred with respect thereto as an administrative expense of the Borrowers’ bankruptcy estates pursuant to Bankruptcy Code § 503(b), and the Borrowers hereby acknowledge and agree that they will not oppose allowance of DIP Lender’s reasonable Costs and Expenses as administrative expenses of their bankruptcy estates .

Term:	Any and all then current outstanding principal amount of the DIP Loan (the “DIP Loan Principal”) plus any unpaid accrued Interest or Default Interest (as the case may be) plus any Costs and Expenses and other amounts due under the DIP Loan, this Term Sheet, the DIP Credit Agreement, the Interim Order and the Final Order (each, a “DIP Loan Obligation” and collectively, the “DIP Loan Obligations”) shall become due and payable in full in cash upon the earlier of the following (the “Due Date”): (i) January 19, 2016; (ii) the substantial consummation (as defined in Bankruptcy Code § 1101 and which for purposes hereof shall be no later than the effective date) of a confirmed plan of reorganization; (iii) conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code; (iv) appointment of a trustee for the Borrowers; (v) dismissal of any of the Cases; (vi) December 23, 2015 if the Final Order (DIP Loan) has not been entered; (vii) the date on which the Court enters a final order approving a post-petition financing between the Borrowers and another lender(s) or investor(s) (as the case may be) (other than the Lender); (viii) consummation of a sale of substantially all of the Borrowers’ assets under Bankruptcy Code § 363; (ix) the date on which the Court enters an order approving a sale of any of the Borrowers’ assets under Bankruptcy Code § 363 to any party other than prepetition secured lender Allen Kronstadt or his designee (“Kronstadt”); and (x) five (5) business days after the Lender notifies the Borrowers and their counsel in writing of an Event of Default which is not subsequently cured or waived by the end of such notice period; provided, however, that if the Court has entered an order approving the Lender Sponsored Transaction and all conditions to the closing of that Transaction have been satisfied, then the Due Date shall be extended for up to fifteen (15) days pursuant to the Approved Budget. The Lender may further extend the Due Date in its sole discretion. In the event that the parties consummate a Lender Sponsored Transaction, as referred to below, the DIP Loan Obligations will be treated in accordance with the terms of such Lender Sponsored Transaction.

Execution Version: November 25, 2015

The Costs and Expenses shall be subject to a pre-payment (10 day notice to the U.S. Trustee and Committee counsel) review and objection mechanic.

DIP Collateral:

The DIP Loan shall be secured by: (i) a perfected first priority lien on any and all current and future assets of the Borrowers of any nature or type whatsoever, including, without limitation, cash, accounts, accounts receivable, goods, instruments, investment property (including, without limitation, ownership interests in corporations, partnerships and limited liability companies), inventory, vehicles, customer lists, trademarks, copyrights, brands, know-how and other intellectual property, minerals, mineral rights, plant and equipment, patents, trade secrets, tax assets, real property and/or leasehold rights, personal property, any causes of action under the Bankruptcy Code or applicable non-bankruptcy law, excluding causes of action and recoveries pursuant to Chapter 5 of the Bankruptcy Code, all other tangible and intangible assets, and any and all proceeds of the foregoing; and (ii) constructive control over the Borrowers’ bank accounts in similar form and substance of lockbox and/or control accounts customary for transactions of this nature exercisable upon an Event of Default and stay relief from the Court, or as may be provided in the Interim Order and Final Order, except that duly perfected real property tax liens, if any, shall not be primed (collectively the “DIP Collateral”).

The DIP Lender’s security interests and liens shall be subordinate to the perfected and unavoidable liens and security interests of third parties (other than Allen Kronstadt) that encumber the DIP Collateral as of the Petition Date.

Execution Version: November 25, 2015

Superpriority Administrative Expense Claim and Priming Lien:

The DIP Loan shall be authorized and approved by the Court pursuant to Bankruptcy Code § 364(c)(1) to be incurred as, and shall constitute, claims with a priority over all administrative expenses of the kind specified in Bankruptcy Code § 503(b) or 507(b) (the “Superpriority Administrative Expense Claim”). The security interests and liens in the DIP Collateral securing the DIP Loan shall be authorized and approved by the Court pursuant to Bankruptcy Code § 364(c)(2), (3), and 364(d) to constitute a lien on and in the DIP Collateral ranking prior to all other claims and liens of the Borrowers, except for the Carveout as defined below) (the “Priming Lien”). The Priming Lien will be senior in priority to security interests and liens securing the indebtedness and other obligations owing under any of the Borrowers’ prepetition loan and security agreements and other liens, except duly perfected real property tax liens, if any. The Priming Lien shall not be subject to challenge, but instead shall attach and become valid and perfected without the requirement of any further action by the Lender.

All of the liens described herein, including the Priming Lien, shall be effective and perfected on the date of entry of the Interim Order.

Release:

In the absence of non-debtor parties investigating and commencing an action against the DIP Lender or Kronstadt prior to the Investigation Termination Date (defined below), the Borrowers’s bankruptcy estates shall be deemed to have released and waived any and all claims, causes of action, counterclaims, set-offs and defenses of any kind or nature whatsoever against the Lender and Kronstadt relating to any acts, omissions or conduct of the Lender and Kronstadt arising in the Lender and Kronstadt’s capacities as lenders to the Debtors; said releases to be set forth in the Interim Order and the Final Order, as applicable, in form and substance acceptable to the Lender and Kronstadt.

No DIP Loan Proceeds or cash collateral will be used to conduct any such investigation or to commence or prosecute any claims of any kind against the DIP Lender or Kronstadt; provided, however, any statutory committee will be allowed up to $25,000 of fees and expenses to investigate Lender and Kronstadt relating to any acts, omissions or conduct of the Lender and Kronstadt arising in the Lender and Kronstadt’s capacities as lenders to the Debtors.

The parties acknowledge that the assets being purchased pursuant to this DIP Lender sponsored transaction include all estate causes of action and claims that might be brought against Kronstadt (and others), except causes of action that arise solely under the United States Bankruptcy Code such as preferences and fraudulent transfers.

Indemnification:

The Borrowers will indemnify and hold harmless the Lender and its members, officers, directors, employees, affiliates, successors, assigns, agents, counsel and other advisors (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the DIP Loan, the transactions contemplated thereby, and any use made or proposed to be made with the proceeds thereof.

Execution Version: November 25, 2015

Receivable Collection and Billing Procedures:

The Borrowers shall (i) maintain and retain adequate management, staffing and third party consultants, and shall have developed a satisfactory plan to oversee and implement the billing and collection of receivables in a manner reasonably acceptable to the Lender, including obtaining approval by the Lender of any significant “bulk” compromises on receivables; and (ii) consult with the Lender regarding any significant changes to the personnel engaged in the billing, collection and reporting of receivables, outside consultants and advisers and outsource firms.

The Borrowers shall have engaged financial consultants, restructuring advisors and/or other advisors, reasonably acceptable to the Lender, for a scope of services reasonably acceptable to the Lender.

Representations and Warranties:	The Borrowers shall make usual and customary representations and warranties for transactions of this nature, including, without limitation, good standing of each of the Borrowers; no consent or approval is required other than the Interim Order and the Final Order; due authorization, execution and delivery of loan documents; no violation of material agreements entered into after the commencement of the Cases; no violation of law as a result of the execution of the DIP Loan Documents; no liens on the assets of the Borrowers except for valid, perfected and non-avoidable liens and security interests in existence as of the commencement of the Cases and certain other liens permitted by the Lender; compliance with applicable laws and regulations; no material change in business; no unstayed litigation that is reasonably likely to have a material adverse effect on the operations of the Borrowers taken as a whole; no information furnished by Borrowers to Lender or the Court contains any material misstatement of fact or omitted to state a material fact necessary to make the statements therein not materially misleading; taxes paid to the extent required by law; and material returns filed.

Reporting Requirements:	Customary reporting requirements for debtor-in-possession financing facilities and as otherwise determined by the Lender, in consultation with the Borrowers. Among other things, (i) Borrowers shall promptly and in no event later than two (2) business days following actual knowledge or receipt thereof provide a complete description, with copies of all relevant documentation, of any material communication to or from any governmental entity; and (ii) Borrowers shall promptly inform the Lender of any professional engagements and outsourcing of services outside of its ordinary course of business.

Execution Version: November 25, 2015

Covenants:

The Borrowers shall comply with all of the following covenants:

1.           Subject, in all respects, to Borrowers’ fiduciary duties (including, but not limited to those duties with respect to “Competing Bid” or a “Qualified Competing Bid,” each as defined in the APA Term Sheet attached hereto as Exhibit A), the Borrowers shall as reasonably practicable provide the Lender with updates of any material developments in connection with the Borrowers’ reorganization efforts under the Cases.

2.           The Borrowers shall deliver the Approved Budget as updated (as set forth above)for Lender (in form and substance reasonably acceptable to the Lender), including, without limitation, forecasts, sales pipeline, accounts receivable and cash flow;

3.           The Borrowers shall deliver a semi-monthly payroll report to the Lender (in form and substance reasonably acceptable to the Lender).

4.           The Borrowers shall operate their businesses in accordance with the Approved Budget (subject to a permitted variance of: (i) 25% per category in week one; and (ii) 10% per category thereafter as measured on a cumulative basis), and the requirements of the Bankruptcy Code and orders of the Court;

5.           Without the prior written consent of the Lender, the Borrowers shall not seek or consent to occur any of the following:

a.            Any order which authorizes the assumption or rejection of any leases or contracts of any of the Borrowers without the Lender’s prior consent;

b.            Any modification, stay, vacation or amendment to the Interim Order or Final Order to which the Lender has not consented in writing;

c.            An order is entered granting a priority claim or administrative expense or unsecured claim against any of the Borrowers (now existing or hereafter arising of any kind or nature whatsoever, including without limitation, any administrative expense of the kind specified in Bankruptcy Code §§ 326, 328, 330, 331, 364(a), 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 552, 726 or 1114) equal or superior to the priority claim of the Lender in respect of the obligations hereunder, except with respect to the Carveout;

Execution Version: November 25, 2015

d.            Except as permitted in this Term Sheet, the DIP Loan and entry of the Interim DIP Order and the Final DIP Order, any lien on any DIP Collateral having a priority equal or superior to the lien securing the obligations hereunder, other than the Carveout;

e.            Any order which authorizes the payment of any indebtedness incurred prior to the Petition Date other than to employees or vendors, the services or goods of which are essential to continued operations and such payments are in accordance with the Approved Budget and approved by an order of the Court;

f.            Any order seeking authority to take any action that is prohibited by the terms of this Term Sheet, the DIP Credit Agreement, the Interim Order or the Final Order or refrain from taking any action that is required to be taken by the terms of this Term Sheet, the Interim Order or the Final Order; or

g.            Any other action that would materially adversely affect the Lender or the Borrowers’ assets in any way without the prior consent of the Lender;

6.            Subject, in all respects, to Borrowers’ fiduciary duties (including, but not limited to those duties with respect to “Competing Bid” or a “Qualified Competing Bid,” each as defined in the APA Term Sheet attached hereto as Exhibit A), the Borrowers shall take all reasonable actions necessary to pursue and consummate the Lender Sponsored Transaction.

Asset Sales:	The Borrowers shall not sell any material assets outside the ordinary course of business, except in connection with a sale under § 363 of the Bankruptcy Code, in each case without the consent of the Lender. All proceeds of DIP Collateral shall be immediately applied to the DIP Loan, subject to a hold-back reserve in an amount consistent with the Approved Budget and to be agreed upon by the Borrower and the Lender for funding the wind-down of the Borrowers.

Execution Version: November 25, 2015

Conditions:

This Term Sheet is subject to, amongst other items, the following:

1.            Entry of the Interim Order and the Final Order by the Court, authorizing borrowing pursuant to this Term Sheet and the DIP Credit Agreement;

2.            Prior to the date of the final hearing on the DIP Loan, execution of the DIP Credit Agreement and any other definitive legal documentation with respect to the DIP Loan acceptable to the Lender in its sole discretion (provided, however, that Lender may waive any documentation requirement in its sole and absolute discretion);

3.            Prior to the date of the final hearing on the DIP Loan, execution of the APA and any related documentation with respect to the Lender-Sponsored Transaction acceptable to the Lender and Kronstadt in their sole discretion; and

4.            Entry of the order on the Bid Procedures by December 23, 2015.

Event(s) of Default:

Each of the following shall constitute an “Event of Default”, unless otherwise waived by the Lender in its sole discretion:

1.            Borrowers shall fail to pay any DIP Loan Obligation in cash after such payment has become due;

2.            Any report, certificate or other document delivered to the Lender pursuant to this Term Sheet, the DIP Credit Agreement, the Interim Order or the Final Order shall have been incorrect in any material respect when made or deemed made;

3.            The failure of Borrowers to comply in all material respects with any covenant, agreement or terms and conditions of the Interim Order, the Final Order, this Term Sheet, and the DIP Credit Agreement;

4.            Any of the Borrowers is enjoined, restrained or in any way prevented by the order of any court or any governmental authority from conducting all or any material part of its business for more than three (3) consecutive days;

5.            Any material adverse change in the Borrowers’ operations, in the sole discretion of the Lender;

Execution Version: November 25, 2015

6.            Any material damage to, or loss, theft or destruction of, any DIP Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty (whether or not insured) which causes, for more than three (3) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrowers, if any such event or circumstance could reasonably be expected to have a material adverse effect;

7.            The entry of an order in the Cases which stays, modifies (in any manner adverse to the Lender), or reverses the Interim Order or Final Order or which otherwise materially adversely affects, as determined by the Lender in its reasonable discretion, the effectiveness of the Interim Order or Final Order without the express written consent of the Lender;

8.            The conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code;

9.            The appointment of a trustee for any of the Borrowers;

10.          The dismissal of any of the Cases; provided that the Lender has not consented in writing to such dismissal;

11.          The entry of any order which provides relief from the automatic stay otherwise imposed pursuant to Bankruptcy Code § 362 that permits any creditor to (i) realize upon, or to exercise any right or remedy with respect to, any material portion of the DIP Collateral, or (ii) to terminate any license, franchise or similar agreement, wherein either case the exercise of such right or remedy or such realization or termination would be reasonably likely to have a material adverse effect;

12.          The payment by Borrowers of any prepetition indebtedness without the written consent of the Lender, other than payment to employees or vendors, the services or goods of which are essential to continued operations, and such payments are in accordance with the Approved Budget and approved by an order of the Court;

13.          Subject to the allowance and payment of any amounts due under the Carveout, the filing of any application by Borrowers without the express written consent of the Lender for the approval of a super-priority claim in the Cases which is pari passu with or senior to the priority of the claims of the Lender, or there shall arise any such super-priority claim under the Bankruptcy Code;

Execution Version: November 25, 2015

14.          The filing of any motion by Borrowers seeking, or the entry of any order in the Cases: (a) permitting working capital or other financing (other than ordinary course trade debt, unsecured debt and insurance premium financing) for any of the Borrowers from any person other than the Lender (unless the proceeds of such financing are to be used to pay in full in cash all obligations arising under this Term Sheet, the DIP Credit Agreement, the Interim Order and the Final Order); (b) granting a lien on, or security interest in, any of the DIP Collateral, other than with respect to this Term Sheet (unless such liens are granted in connection with a financing, the proceeds of which are to be applied to the payment in full in cash of all obligations arising under this Term Sheet, the DIP Credit Agreement, the Interim Order and the Final Order, and other than liens granted as adequate protection for pre-petition liens on the Borrowers’ assets, which adequate protection liens are junior in priority to the Lender’s super priority priming liens); (c) except as permitted by this Term Sheet, the DIP Credit Agreement, the Interim Order or the Final Order, permitting the use of any of the DIP Collateral pursuant to Bankruptcy Code § 363(c) without the prior written consent of the Lender, or (subject to the entry of the Final DIP Order) permitting recovery from any portion of the DIP Collateral any costs or expenses of preserving or disposing of such DIP Collateral under Bankruptcy Code § 506(c); or (d) dismissing the Cases, unless the Lender has sought or consented in writing to such relief by the Court;

15.          The filing of a motion or other pleading by the Borrowers seeking the entry of an order confirming a plan of reorganization (and/or approving a disclosure statement related thereto) that does not require payment in full in cash of all obligations under this Term Sheet, the DIP Credit Agreement, the Interim Order and the Final Order on the consummation date of such plan of reorganization, and as to which Lender has not consented in writing;

16.          The filing of any pleading by any of the Borrowers challenging the validity, priority, perfection or enforceability of this Term Sheet, the DIP Credit Agreement or the DIP Orders or the obligations hereunder, or any lien granted pursuant to this Term Sheet, the DIP Credit Agreement, the Interim Order or the Final Order;

Execution Version: November 25, 2015

17.          Any lien granted pursuant to loan documentation agreed-to and executed by the Debtors prior to the Petition Date (pursuant to this Term Sheet), or any lien granted pursuant to the Interim Order or the Final Order is determined to be null and void, invalid or unenforceable by the Court or another court of competent jurisdiction in any action commenced or asserted by any other party in interest in the Cases; or

18.          The Final Order (DIP Loan) is not entered by December 23, 2015.

* * *

While not an Event of Default, The DIP loan shall become immediately due and payable and DIP Lender shall be under no obligation to advance any additional monies to the Debtors if (a) the Court enters an order approving a sale of any of the Kronstadt Collateral (assets in which Kronstadt holds a perfected first-priority lien and security interest, subject to the DIP Loan), to any party other than Allen Kronstadt of his designee, (b) the Debtors have breached the terms of any Asset Purchase Agreement that they have signed with Kronstadt or his designee (including any related documentation), or (c) Debtors fail to satisfy any of the Milestones (set forth below).

Default Remedies:

Upon five (5) business days’ written notice to the Borrowers and their counsel of an Event of Default which is not subsequently cured or waived during such notice period:

1.            The DIP Loan shall mature and any and all DIP Loan Obligations shall become due and payable in full in cash;

2.            The Lender shall have standing to move for an order to cause the Borrowers to engage in a process to liquidate their assets pursuant to Bankruptcy Code § 363; and

3.            The Lender shall have the right to an emergency hearing requesting relief from the automatic stay otherwise imposed pursuant to Bankruptcy Code § 362 that permits the Lender to realize upon, or to exercise any right or remedy with respect to, any portion of the DIP Collateral.

Execution Version: November 25, 2015

Prepayment(s):	The Borrowers shall have the right (but not the obligation) to prepay the DIP Loan Obligations (in cash) in whole or in part. There shall be no prepayment penalty or premium, except as provided herein.

Reservation of Rights:

Nothing in this Term Sheet is intended or shall be construed to waive any of the Lender’s rights in the Cases, including without limitation, to object to or otherwise contest the reasonableness of the fees and expenses of the Professionals. Such rights are hereby reserved in their entirety.

The Lender shall, as a condition of the DIP Loan, have the right under Bankruptcy Code § 363(k) to credit bid up to the full face amount of the DIP Loan Obligations in connection with any sale of the Borrowers’ assets whether or not under a plan of reorganization or otherwise (the “Credit Bid Right”). The Credit Bid Right shall be approved by the Court pursuant to the Interim Order and the Final Order, and shall be a condition to consummating the DIP Loan.

LENDER SPONSORED TRANSACTION

Lender Sponsored Transaction:

The Borrowers and the Lender will cooperate to develop and implement a restructuring (the “Lender Sponsored Transaction”) through a sale of substantially all of the Borrowers’ assets free and clear of all liens, claims, encumbrances and interests pursuant to Bankruptcy Code § 363 (the “Sale”). Kronstadt shall be designated as the “stalking horse” purchaser for the Sale pursuant to the terms and conditions set forth in the APA Term Sheet attached hereto as Exhibit A (the “Stalking Horse Bid”), and Kronstadt’s credit bid rights shall be preserved and honored. The agreements, instruments and other documents necessary to implement and consummate the Lender Sponsored Transaction (collectively, the “APA”) shall be on terms and conditions acceptable to the Lender and Kronstadt.

Milestones:

The Borrowers shall satisfy certain deadlines in the Case as follows (each of which may be extended by an agreement in writing between the Borrower, and the Lender):

1.            On the Petition Date, the Borrowers shall have filed a motion (together with all ancillary papers, including the proposed order, the “Sale Motion”) to establish bidding procedures for the Sale and identified Kronstadt (or its designee) as the “stalking horse” purchaser, and to approve the Sale, which motion shall be in form and substance reasonably acceptable to the Lender and Kronstadt.

Execution Version: November 25, 2015

2.            On or before December 23, 2015, the Bankruptcy Court shall have entered an order approving bidding procedures for the Sale, which order shall be in form and substance reasonably acceptable to the Lender and Kronstadt.

3.            On or before January 19, 2016, the Bankruptcy Court shall have entered an order approving a Sale, which order shall be in form and substance reasonably acceptable to the Lender and Kronstadt.

4.            In the event that Kronstadt is the successful bidder and all other conditions to closing the Sale have been met, and the Court has approved the appointment of management to run Borrowers’ operations that is acceptable to Lender, Lender will continue to fund the DIP in accordance with an approved budget (approved by Lender in its sole discretion) for an additional fifteen (15) days in order to consummate the Sale.

Investigation Period:	Any party in interest (other than the Debtors) shall have until January 15, 2016 (the “Investigation Termination Date”) to investigate the mortgages and liens associated with the Prepetition Secured Debt. The Debtors and Kronstadt will agree to promptly respond to reasonable document and information requests in connection with any such investigation.

Budget for the Committee:	The Debtors may fund from cash collateral or DIP Loan proceeds a total of $25,000 (inclusive of the $25,000 reference in the “Release” section above) for any statutory committee and include an investigation budget.

This Term Sheet is not, and shall not be deemed to be, a binding agreement by the Lender to provide the DIP Loan or the Lender Sponsored Transaction described herein. Such agreement will arise only upon the fulfillment, to the satisfaction of the Lender, of the conditions precedent required by the Lender as set forth herein.

This Term Sheet and the terms set forth herein are confidential until authorized by the Lender to be filed with the Court, and the Borrowers shall not disclose the terms of this Term Sheet, or the fact that negotiations between the Lender and the Borrowers are ongoing, to any third party, including, without limitation, any other source of potential financing for the Borrowers.

Execution Version: November 25, 2015

Acknowledged, Accepted and Agreed to as of November 25, 2015:

Debtors:

Axiom International, Inc., a Delaware corporation

By:	/s/ Claude Brown
Name:	Claude Brown
Title:	CEO

Axion International Holdings, Inc., a Colorado corporation

By:	/s/ Claude Brown
Name:	Claude Brown
Title:	CEO

Axion Recycled Plastics Incorporated, an Ohio corporation

By:	/s/ Claude Brown
Name:	Claude Brown
Title:	CEO

Lender: Plastic Ties Financing LLC

By:	/s/ Allen Kronstadt
Name:	Allen Kronstadt
Title:	Manager

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